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                                                                     Exhibit 1.2
                                                                     [DRAFT]


                               AGERE SYSTEMS INC.

                                     Shares

                 Class A Common Stock, par value $0.01 per share



                             UNDERWRITING AGREEMENT

                                          March  , 2001

                                          New York, New York

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs:

            The undersigned, Agere Systems Inc. (the "Company"), and Morgan Stanley & Co. Incorporated (the "Selling Stockholder"), in its capacity as Selling Stockholder, hereby confirm their agreement with Morgan Stanley & Co. Incorporated (the "Underwriter"), in its capacity as Underwriter, as follows:

            1. Description of Securities. The shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock"), and Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock"), to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

            The Selling Stockholder proposes to sell to the Underwriter, if the
conditions in Section 4 hereof have been satisfied, not more than     shares of
Class A Common Stock (the "Shares") if and to the extent that the Underwriter shall have determined to exercise the right to purchase such shares of Class A Common Stock granted to the Underwriter in Section 4 hereof. The conditions in
Section 4 relate to the offering and sale by the Company of     shares of Class
A Common Stock (the "Primary Offering") sold pursuant to the terms of the underwriting agreement (the "Primary Underwriting Agreement") dated the date hereof among Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., J.P.
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                                                                               2


Morgan Securities Inc., Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., ABN AMRO Rothschild LLC, SG Cowen Securities Corporation and Blaylock & Partners, L.P., as representatives of the underwriters, and the Company.

            Each Share will have attached thereto one right (collectively, the "Rights") to purchase one-thousandth of a share of junior preferred stock, par value $1.00 per share, of the Company (the "Junior Preferred Shares"). The Rights have been issued pursuant to a Rights Agreement (the "Rights Agreement") dated as of March , 2001 between the Company and The Bank of New York, as Rights Agent.

            2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-51594) on Form S-1, including a prospectus relating to the Shares, which has become effective under the Securities Act of 1933 (the "Act"). The term "Registration Statement" means the Registration Statement as amended to the date hereof including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Act, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares. The term "preliminary prospectus" means any preliminary prospectus relating to the Shares used prior to the effectiveness of the Registration Statement. If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

            (b) (i) The Registration Statement when it became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each preliminary prospectus relating to the Shares, if any, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all

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material respects with the Act and the applicable rules and regulations of the
Commission thereunder and (iv) the Registration Statement and the Prospectus (including, without limitation, the Section entitled "Arrangements between Lucent and Our Company") do not and, as amended supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon written information furnished to the Company by or on behalf of the Underwriter or the Selling Stockholder specifically for inclusion therein.

            (c) The accountants who have certified the financial statements filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the rules and regulations of the Commission thereunder.

            (d) Neither the sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or the Company's Restated Certificate of Incorporation or By-Laws, or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties and except for the registration of the Shares and the Rights under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934 (the "Exchange Act") and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, compliance by the Company with the provisions of or consummation of the transactions contemplated by, this Agreement.
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                                                                               4


            (e) The Separation and Distribution Agreement and each of the other agreements between Lucent Technologies Inc. ("Lucent") and the Company, which are listed in Schedule I to this Agreement (the "Ancillary Agreements"), have been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company.

            (f) The compliance by the Company with all of the provisions of the Separation and Distribution Agreement and each of the Ancillary Agreements will not conflict with or result in a breach or the violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is bound or to which the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Company's Restated Certificate of Incorporation or By-Laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries taken as a whole); and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, and compliance by the Company with, the provisions of the Separation and Distribution Agreement and each of the Ancillary Agreements (except for such consents, approvals, authorizations, orders, filings, registrations and qualifications of which the failure to obtain would not have a material adverse effect on the Company and its subsidiaries taken as a whole).

            (g) At the date hereof, except for Ortel Corporation, no subsidiary of the Company organized and operating in the United States would constitute a significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) so as to require separate financial disclosure pursuant to the requirements of Form 10-K.

            3. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:
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                                                                               5


            (a) The Selling Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Selling Stockholder has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Selling Stockholder and constitutes a legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

            (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign or nongovernmental third party is required to be obtained or made by or with respect to the Selling Stockholder in connection with the execution, delivery and performance of this Agreement except as has been previously obtained or made.

            (c) The Selling Stockholder has good and valid title to the Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges or restrictions of any kind. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

            (d) Neither the sale of the Shares being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Selling Stockholder or the terms of any indenture or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any of its subsidiaries.
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                                                                               6


            (e) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, the Selling Stockholder hereby makes the same representations and warranties to the Underwriter as the Company makes to the Underwriter under paragraph (b) of Section 2.

            Any certificate signed by any officer of the Selling Stockholder and delivered to the Underwriter or Underwriter's counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriter.

            4. Purchase and Sale of Shares. The Selling Stockholder agrees, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, to sell to the Underwriter up to Shares, and the Underwriter shall have a right to purchase in one or more instances up
to     Shares at a price of $     per share (the "Purchase Price"). If the
Underwriter elects to exercise such option, the Underwriter shall so notify the Selling Stockholder in writing not later than four business days after the date of this Agreement, which notice shall specify the number of Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Such date may not be earlier than April , 2001 nor later than ten business days after the date of such notice. Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the Primary Offering.

            The terms of the public offering of the Shares are as set forth in the Prospectus.

            5. Closing. Delivery of, and payment of the Purchase Price for, any Shares shall be made to the Selling Stockholder at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the notice described in Section 4 or at such other time on the same or on such other date, in any event not later than April , 2001, as shall be designated in writing by the Underwriter. The time and date of such
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                                                                               7


payment are hereinafter referred to as the "Option Closing Date."

            Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Option Closing Date. The certificates evidencing the Shares shall be delivered to the Underwriter on the Option Closing Date, as the case may be, for the account of the Underwriter. The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the shares to be purchased by the Underwriter from the Selling Stockholder; and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

            The Selling Stockholder agrees to make the Shares available to the Underwriter for examination at a place to be mutually agreed upon, New York, New York, not later than 2:00 p.m. on the business day next preceding the Option Closing Date.

            6. Payment. At the Option Closing Date, as the case may be, the Selling Stockholder will cause the Shares to be delivered to the account of the Underwriter against payment of the Purchase Price of such Shares in Federal or other funds immediately available.

            7. Covenants of the Company and the Selling Stockholder. (i) The Company agrees as follows:


            (a) The Company will not file any amendment or supplement to the Registration Statement or the Prospectus of which the Underwriter shall not previously have been advised or which shall be disapproved by Davis Polk & Wardwell, which firm is acting as counsel for the Underwriter.

            (b) The Company will deliver to the Underwriter a reasonable number of copies of the registration statement as originally filed and of all amendments thereto up to the Option Closing Date. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company will deliver to the Underwriter a reasonable number of copies thereof.
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                                                                               8


            (c) The Company will advise the Underwriter promptly (confirming such advice in writing) of any official request made by the Commission for an amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of any official notice of the institution of proceedings for, or of the entry of, a stop order suspending the effectiveness of the Registration Statement. The Company will use its best efforts to prevent the issuance of any such stop order and, if such a stop order should be entered, the Company will make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

            (d) The Company will pay all expenses in connection with the preparation and filing of the Registration Statement and the printing of the copies of any preliminary prospectus and of the Prospectus to be furnished as provided in the first sentence of subparagraph (f) below; but will not pay any transfer taxes. The Company will not be required to pay any amount for any expenses of the Selling Stockholder or the Underwriter, except the cost of mailing to the Underwriter of copies of the Registration Statement and all amendments thereto, the preliminary prospectuses and the Prospectus, except as provided by subparagraph (e) below. The Company will not in any event be liable to the Underwriter for damages on account of loss of anticipated profits.

            (e) The Company will use its best efforts to qualify the Shares, or to assist in the qualification of the Shares by or on behalf of the Underwriter, for offer and sale under the securities or Blue Sky laws of such states of the United States as the Underwriter may designate, and will pay or reimburse the Underwriter for counsel fees, filing fees and out-of-pocket expenses in connection with such qualifications; provided, however, that the Company shall not be required (i) to qualify as a foreign corporation or to file a general consent to the service of process in any state or (ii) to pay, or to incur, or to reimburse the Underwriter for, any such expenses if no Shares are delivered to and purchased by the Underwriter hereunder because of the termination of this Agreement pursuant to Section 10 hereof.

            (f) The Company will furnish to the Underwriter as many copies of the Prospectus as the Underwriter may reasonably request for the purpose contemplated by the Act. If, during such period after the first date of the public offering of the Shares as, in the opinion of the counsel for the Underwriter, the Prospectus is required by law to be delivered, any event shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading, the Company will, upon the occurrence of each such event, forthwith at its expense, prepare and furnish to the Underwriter as many copies as the Underwriter may reasonably request for the purposes contemplated by the Act of a supplement to or amendment of the Prospectus which will supplement or amend the Prospectus so that, as supplemented or amended, it will not at the date of such supplement or amendment contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein not misleading. For the purpose of this subparagraph (f), the Company will furnish such reasonable information with respect to itself as the Underwriter may from time to time request, and the Underwriter, at its own expense, may visit any of the properties of the Company and may inspect the books of accounts of the Company at any reasonable time. Notwithstanding any of the other provisions of this subparagraph (f), the Company shall not be under any obligation to furnish any supplement to or amendment of the Prospectus on account of any change in, or to include in any amended prospectus any change in, the information furnished to the Company by the Underwriter on its behalf for use in the Prospectus, unless the Underwriter has advised the Company in writing of such change and has requested the Company at the expense of the Underwriter to prepare a supplement to or amendment of the Prospectus to reflect such change or to include such change in an amended prospectus.

            (g) The Company will cause to be made generally available to its
security holders as soon as practicable, but in any event not later than    , an
earnings statement or statements which shall meet the requirements of Section 11(a) of the Act and Rule 158 promulgated thereunder.

            (h) Without the prior written consent of Morgan Stanley & Co. Incorporated, the Company will not (a) register for sale or offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's common stock or any securities convertible into or exercisable or exchangeable for the Company's common stock or (b) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company's common stock, whether any such transaction described in clause (a) or (b) of this sentence is to be settled by delivery of the Company's common stock, or other securities, in cash or otherwise, for a period of 180 days after the date of the Prospectus, other than: (i) the shares of the Company's Class A Common stock sold pursuant to this Agreement; (ii) any shares of the Company's common stock issued upon the exercise, exchange or conversion of a security outstanding on the date hereof of which Morgan Stanley & Co. Incorporated has been advised in writing, including issuances under the Company's employee benefit plans; (iii)the granting of stock options, restricted stock or restricted stock units that do not vest prior to 180 days after the date hereof or the sale of stock pursuant to the Company's employee benefit plans; and (iv) the issuance of shares, or the announcement or execution of agreements that contemplate the issuance of shares, of the Company's common stock in connection with any acquisition of or merger with another company or the acquisition of assets, provided that (A) in connection with any issuance of shares of common stock pursuant to this Section 7(i)(iv) within 90 days from the date hereof, each recipient of such shares executes an agreement in the form of Exhibit A to the Primary Underwriting Agreement (B) the Company may not issue an aggregate number of shares of common stock pursuant to this Section 7(i)(iv), including securities convertible into a number of shares of common stock, that exceeds one-half the number of shares of common stock sold by the Company in the Primary Offering, except to the extent that in connection with such issuance each recipient of such shares executes an agreement in the form of Exhibit A to the Primary Underwriting Agreement.

(ii) The Selling Stockholder agrees with the Underwriter that:

            (a) The Selling Stockholder will not, without the prior written consent of Morgan Stanley & Co. Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Morgan Stanley & Co. Incorporated.

            (b) The Selling Stockholder will pay all expenses it incurs as a Selling Stockholder.

            8. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Shares shall be subject to the following additional conditions:

            (a) At the Option Closing Date no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission, and the Underwriter shall have received a certificate dated the day of closing and signed by a Vice President of the Company to the effect that no such stop order is in effect and, to the knowledge of the Company, no proceedings for such purpose are pending before, or threatened by, the Commission.

            (b) At or prior to the Option Closing Date, the Underwriter shall have received from Cravath, Swaine & Moore, counsel for the Company, an opinion, satisfactory to Davis Polk & Wardwell, to the effect that:

            (i) The Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware; and is authorized by its Restated Certificate of Incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

            (ii) the Company is duly qualified to transact the business in which it is engaged, as set forth in the Prospectus, in each State in the United States in which it operates;

            (iii) each of this Agreement and the Rights Agreement has been duly authorized, executed and delivered on behalf of the Company and is valid and binding on the Company, except as rights to indemnity and contribution hereunder may be limited under applicable law;

            (iv) all consents, approvals, authorizations or others orders of U.S. regulatory authorities legally required for the issuance and sale of the Shares to the Underwriter pursuant to the terms of this Agreement, have been obtained, except such as may be required by the securities or Blue Sky laws of the various States in connection with the offer and sale of the Shares; and

            (v) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B)has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The opinion specified in clause (ii) above may be delivered by Jean
F. Rankin, Senior Vice President and General Counsel of the Company, in lieu of Cravath, Swaine & Moore.

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            (c) At or prior to the Option Closing Date, the Underwriter shall have received from Davis Polk & Wardwell an opinion to the effect specified in clauses (i), (iii), (iv) and (v) of subparagraph (b) above.

            (d) The Selling Stockholder shall have requested and caused Davis Polk & Wardwell, counsel for the Selling Stockholder, to have furnished to the Underwriter its opinion dated the Option Closing Date and addressed to the Underwriter, to the effect that:

            (i) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder and the Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Shares being sold by such Selling Stockholder hereunder;

            (ii) the Selling Stockholder has good and valid title to the Shares, free and clear of any liens, claims, equities, encumbrances, security interests, options, charges or restrictions of any kind. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

            (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter and such other approvals (specified in such opinion) as have been obtained; and

            (iv) neither the sale of the Shares being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the

      Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which the Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any of its subsidiaries.

            (e) At the date hereof and at or prior to the Option Closing Date, the Underwriter shall have received an executed copy of (1) a letter of PricewaterhouseCoopers LLP, addressed to the Company and to the Underwriter, to the effect that (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder; (ii) the audited financial statements of the Company contained in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; and (iii) nothing has come to their attention as the result of specified procedures not constituting an audit that caused them to believe (A) that the unaudited financial statements, contained in or incorporated by reference as aforesaid, do not so comply and are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements contained as aforesaid, (B) that there was any change in the capital stock or long term debt of the Company, or any decrease in net assets, from the date of the latest balance sheet which is contained in the Registration Statement, to a date not more than five days prior to the date of such letter or (C) that there were any decreases, as compared with the corresponding period in the preceding year, in revenue, operating income or net income from the date of the latest figures for such items contained in the Registration Statement to the date of the latest available financial statements of the Company; provided that, with respect to any of the items specified in clause (iii), such letter may contain an exception for matters which the Registration Statement discloses have occurred or may occur; and provided further that the letter may vary from the requirements specified in this subparagraph in such manner as the Underwriter in its sole discretion may determine to be immaterial or in such manner as may be acceptable to the Underwriter; and (2) a letter of KPMG LLP, addressed to the Company and to the Representatives, to the effect that (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder; and (ii) the audited financial statements of Ortel Corporation contained in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder.

            (f) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been, at the Option Closing Date, any material adverse change, financial or otherwise, in the condition of the Company from that set forth in the Registration Statement and the Prospectus; the representations and warranties of the Company herein shall be true at the Option Closing Date; the Company shall not have failed, at or prior to the Option Closing Date, to have performed all agreements herein contained which should have been performed by it at or prior to such time; and the Underwriter shall have received, at the Option Closing Date, a certificate to the foregoing effect dated the day of the closing and signed by a Vice President of the Company.

            (g) The New York Stock Exchange shall have approved the Shares for listing, subject only to official notice of issuance.

            (h) The Underwriter shall have received a certificate, dated the Option Closing Date and signed by a Vice President or the Treasurer of Lucent, to the effect that:

                  (i) the Separation and Distribution Agreement and each of the Ancillary Agreements have been duly authorized, executed and delivered by Lucent and each such agreement constitutes a valid and binding agreement of Lucent; and

                 (ii) the compliance by Lucent with all of the provisions of the Separation and Distribution Agreement and each of the Ancillary Agreements will not conflict with or result in a breach or the violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Lucent or any of its subsidiaries is bound or to which Lucent or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of Lucent or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Lucent or any of its subsidiaries or any of their properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries taken as a whole); and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by Lucent of, and compliance by Lucent with, the provisions of the Separation and Distribution Agreement and each of the Ancillary Agreements (except for such consents, approvals, authorizations, orders, filings, registrations and qualifications the failure to obtain which would not have a material adverse effect on the Company and its subsidiaries taken as a whole); and

                (iii) the separation of the Company's businesses from Lucent has occurred as described in the Prospectus.

In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by the Underwriter by delivering written notice of termination to the Selling Stockholder and the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (i)(d) and (i)(e) of
Section 7 hereof.

            9. Conditions of Selling Stockholder's Obligation. The obligation of the Selling Stockholder to deliver the Shares upon payment therefor shall be subject to the condition that at the Option Closing Date no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

                  In case any of the conditions specified above in this Section 9 shall not have been fulfilled, this Agreement may be terminated by the Selling Stockholder by delivering written notice of termination to the Underwriter. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (i)(d) and (i)(e) of Section 7 hereof.

            10. Termination of Agreement. This Agreement may be terminated by the Underwriter by delivering written notice of termination to the Company and the Selling Stockholder at any time prior to the Option Closing Date, if after the signing of this Agreement trading in securities generally on the New York Stock Exchange shall have been materially suspended or materially limited or minimum prices shall have been established on such Exchange (which shall not include trading suspensions or limitations resulting from the operation of General Rules 80A and 80B of such Exchange, as amended or supplemented), or a banking moratorium shall have been declared by either Federal or New York State authorities.

                  A termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party.

            11. Indemnification and Contribution. (a) The Company agrees to indemnify and hold the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities with respect to the Shares or any other securities of the Company arising because the Registration Statement, any preliminary prospectus used in connection with the offering of the Shares or the Prospectus (if used within the period set forth in Section 7(i)(g) hereof and if used, as amended or supplemented by all amendments or supplements thereto which have been furnished to the Underwriter) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of the Underwriter for use in connection with the preparation of any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof, provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Shares to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Underwriter, but without exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Shares to such person.

The Company agrees to indemnify and hold the Selling Stockholder and each person, if any, who controls the selling Stockholder within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities arising because the Registration Statement or any preliminary prospectus relating to the Shares, or the Prospectus or any amendment or supplement thereto contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of the Selling Stockholder for use in connection with the preparation of any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto.

             (b) The Selling Stockholder agrees to indemnify and hold the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all loses, claims, damages and liabilities arising because the Registration Statement or any preliminary prospectus relating to the Shares, or the Prospectus or any amendment or supplement thereto contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made in any such preliminary prospectus or in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of the Selling Stockholder for use in connection with the preparation thereof, provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Selling Stockholder (or to the benefit of any person controlling the Selling Stockholder) on account of any losses, claims, damages or liabilities arising from the sale of Shares to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Selling Stockholder, but without exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Shares to such person.

             (c) The Underwriter agrees to indemnify and hold the Company, its directors, its officers who sign the registration statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, damages and liabilities arising because the Registration Statement or any preliminary prospectus relating to the Shares, or the Prospectus or any amendment or supplement thereto contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in any such preliminary prospectus or in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of the Underwriter for use in connection with the preparation thereof.

             (d) The Company, the Selling Stockholder and the Underwriter agree that upon the commencement of any action against it, its directors, its officers who sign the registration statement, or any person controlling it as aforesaid in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified party and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Underwriter in the case of an action in which the Underwriter or one or more controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

             (e) If the indemnification provided for in subparagraphs (a), (b) or (c) of this Section 11 is unavailable to an indemnified party in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company, the Selling Stockholder and the Underwriter from the offering of the Shares and also to reflect where appropriate the relative fault of the Company, the Selling Stockholder and the Underwriter in connection with the statement or omissions or alleged statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Selling Stockholder and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (d) shall be deemed to include, subject to the limitations set forth above in this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the shares of Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has been required to pay, otherwise than pursuant to this subparagraph (d), by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             (f) The liability of the Selling Stockholder under the Selling Stockholder's representations and warranties contained in Section 3 hereof and under the indemnity and contribution agreements contained in this Section 11 shall be limited to an amount equal to the initial public offering price of the Shares sold by the Selling Stockholder to the Underwriter.

            12. Miscellaneous. This Agreement shall inure to the benefit of the Company, its directors, its officers who sign the Registration Statement, the Selling Stockholder, the Underwriter and each controlling person referred to in
Section 11 hereof
and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successor" as used in this Agreement shall not include any purchaser of any of the Shares from the Underwriter.

            13. Notices. All communications hereunder shall be in writing, and if to the Underwriter, unless otherwise provided, shall be mailed or delivered to the Underwriter, in care of Morgan Stanley & Co. Incorporated, Attention:
Managing Director, Equity Syndicate Department, 1585 Broadway, New York, New York 10036, and if to the Company, unless otherwise provided, shall be mailed or delivered to the Company attention: Chief Financial Officer, 555 Union Boulevard, Allentown, PA 18109, and if to the Selling Stockholder, in care of Morgan Stanley & Co. Incorporated, Attention: Managing Director, Equity Syndicate Department, 1585 Broadway, New York, New York 10036.

            14. Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

            15. Survival Clause. The indemnity and contribution agreement contained in Section 11 hereof and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement or in any certificate furnished pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, or (iii) acceptance of and payment for the Shares.

      Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company, the Selling Stockholder and the Underwriter, in accordance with its terms.

                              Very truly yours,

                              Agere Systems Inc.

                                by  _________________________
                                    Name:
                                    Title:


                              Morgan Stanley & Co. Incorporated,
                              in its capacity as Selling
                              Stockholder

                                by  _________________________
                                    Name:
                                    Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

  by Morgan Stanley & Co.
      Incorporated, in its
      capacity as Underwriter

      by _____________________
         Name:
         Title: